Exhibit 10.1

Fourteenth Amendment to Loan Documents

THIS FOURTEENTH  AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is made as of May 5, 2015, and is by and among Bio-Reference Laboratories, Inc. (“BRLI”), and GeneDX, Inc. (formerly known as BRLI No. 2 Acquisition Corp.), which conducts business as GeneDx (referred to herein from time to time as “GeneDx” and a “Subsidiary Party”) (BRLI and the Subsidiary Party herein each a “Borrower” and, collectively, “Borrowers”), the financial institutions which are party hereto (collectively, the “Lenders” and individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION in its capacity as the agent for the Lenders and, as of the date hereof, as the sole Lender (in each such capacity, the “Bank”).

BACKGROUND

A.                                    The Borrowers have executed and delivered to the Bank, one or more promissory notes, letter agreements, loan agreements, security agreements, mortgages, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on attached Exhibit A, which is made a part of this Amendment (collectively as amended from time to time, the “Loan Documents”) which evidence or secure some or all of the Borrowers’ obligations to the Bank for one or more loans or other extensions of credit (the “Obligations”).

B.                                    The Borrowers and the Bank desire to amend the Loan Documents to (i) increase the Maximum Revolving Advance Amount, (ii) extend the Term and (iii) effect certain additional amendments, as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                      Certain of the Loan Documents are amended as set forth in Exhibit A.  Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment.  This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents.  To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

2.                                      (a) Each of the Borrowers hereby certifies that: (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference.

(b) Each of the Borrowers hereby certifies that (i) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (ii) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained or shall be obtained on a timely basis pursuant to the terms of this Amendment and (iii) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms.  The Borrowers confirm that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

3.                                      Each of the Borrowers hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrowers or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrowers’ existing and future Obligations to the Bank, as modified by this Amendment.

4.                                      As a condition precedent to the effectiveness of this Amendment, the Borrowers shall comply with the terms and conditions (if any) specified in Exhibit A.

5.                                      To induce the Bank to enter into this Amendment, to the extent permitted by law, each of the Borrowers waives and releases and forever discharges the Bank and its officers, directors, attorneys, agents, and employees from any liability, damage, claim, loss or expense of any kind that it may have against the Bank or any of them arising out of or relating to the Obligations.  Each of the Borrowers further agrees to indemnify and hold the Bank and its officers, directors, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including attorneys’ fees) suffered by or rendered against the Bank or any of them on account of any claims arising out of or relating to the Obligations.  Each of the Borrowers further states that it has carefully read the foregoing release and indemnity, knows the contents thereof and grants the same as its own free act and deed.

6.                                      This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument.   Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart.  Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

7.                                      This Amendment will be binding upon and inure to the benefit of each Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns.

8.                                      This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of New Jersey, excluding its conflict of laws rules.

9.                                      Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed.  Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any Default or Event of Default under any Loan Document, or a waiver or release of any of the Bank’s rights and remedies (all of which are hereby reserved).  Each of the Borrowers expressly ratifies and confirms the waiver of jury trial provisions contained in the Loan Documents.

[Signature page follows.]

WITNESS the due execution of this Fourteenth Amendment to Loan Documents as a document under seal as of the date first written above.

ATTEST:			BIO-REFERENCE LABORATORIES, INC.

By:	/S/ Nicholas Papazicos	By:	/S/ Marc D. Grodman
Name:	NICHOLAS PAPAZICOS		Name:	MARC D. GRODMAN (SEAL)
Title:	Secretary		Title:	President

ATTEST:			GENEDX, INC. (formerly known as
BRLI NO. 2 ACQUISITION CORP.,
doing business as GeneDx
a Subsidiary Party)

By:	/S/ Nicholas Papazicos		By:	/S/ Marc D. Grodman
Name:	NICHOLAS PAPAZICOS		(SEAL)
Title:	Secretary		Name:	MARC D. GRODMAN
			Title:	President

PNC BANK, NATIONAL ASSOCIATION
(as Agent and the sole Lender)

			By:	/S/ Parameswar Sivaramakrishnan
(SEAL)
			Name:	PARAMESWAR SIVARAMAKRISHNAN
			Title:	Vice President

EXHIBIT A TO

FOURTEENTH AMENDMENT TO LOAN DOCUMENTS

A.                                    The “Loan Documents” that are the subject of this Amendment include the following (as any of the foregoing have previously been amended, modified or otherwise supplemented):

1.                                      Amended and Restated Loan and Security Agreement dated as of September 30, 2004, as amended by that certain:  (a) letter amendment dated April 20, 2005, (b) Second Amendment to Loan Documents dated as of January 19, 2006, (c) Third Amendment to Loan Documents dated September 13, 2006, (d) Fourth Amendment to Loan Documents Dated as of October 1, 2006, (e) Fifth Amendment to Loan Documents dated as of October 31, 2007, (f) Sixth Amended to Loan Documents dated as of May 12, 2008, (g) Seventh Amended to Loan Documents dated as of October 22, 2010, (h) Eighth Amendment to Loan Documents dated as of October 31, 2011, (i) Ninth Amendment to Loan Documents dated November 30, 2011, (j) Tenth Amendment to Loan Documents dated June 7, 2013, (k) Eleventh Amendment to Loan Documents and Waiver Agreement, dated as of September 30, 2013, (l)  Twelfth Amendment to Loan Documents dated as of October 28, 2013, and (m)  Thirteenth Amendment to Loan Documents dated as of February 3, 2014 (as amended, the “Loan Agreement”).

2.                                      All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents listed in this Section A.

B.                                    The Loan Agreement is hereby amended as follows:

1.              Definitions. As of the Fourteenth Amendment Date, Section 1.2 of Article 1 (General Terms) of the Loan Agreement is hereby amended to amend and restate, in their entirety, the following definitions:

“Maximum Revolving Advance Amount” shall mean One Hundred Twenty Million Dollars ($120,000,000.00).

“Revolving Credit Note” shall mean that certain Thirteenth Amended and Restated Revolving Loan Note to be executed on the Fourteenth Amendment Date, made by Borrowers and payable to PNC, in the face amount of One Hundred Twenty Million Dollars ($120,000,000.00), a copy of which is attached hereto as Exhibit B, as such note may be amended, modified, extended, renewed, restated or substituted from time to time.

2.              New Definitions.  As of the Fourteenth Amendment Date, Section 1.2 of Article 1 of the Loan Agreement (General Terms) is hereby amended to add the following new definitions:

“Fourteenth Amendment” shall mean the Fourteenth Amendment to Loan Documents dated as of the Fourteenth Amendment Date.

“Fourteenth Amendment Date” shall mean May 5, 2015.

“Medicare and Medicaid Payments” shall have the meaning set forth in Section 4.15(d) hereof.

3.              Amendment to Section 4.15(d) of the Loan Agreement.  As of the Fourteenth Amendment Date, Section 4.15(d) of the Loan Agreement (Collection of Receivables) is hereby deleted in its entirety and replaced with the following:

(d)  Collection of Receivables.  Until any Borrower’s authority to do so is terminated by Agent (which notice Agent may give at any time following the occurrence of an Event of Default or a Default or when Agent in its sole discretion, exercised in a commercially reasonable manner, deems it to be in Lender’s best interests to do so), each Borrower will, at such Borrower’s sole cost and expense, but on Agent’s behalf and for Agent’s account, collect as Agent’s property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with any Borrower’s funds (except as hereinafter provided or as otherwise authorized by Agent in writing) or use the same except to pay Obligations.  Each Borrower shall, upon request of Agent, deliver to Agent, or deposit in the Blocked Account, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.  Notwithstanding anything contained herein to the contrary, Borrowers agree that they shall cause all payments in respect of the Medicare and Medicaid programs made by the U.S. Government and state agencies, or other entities making payments in their behalf (“Medicare and Medicaid Payments”) and all other Collateral proceeds to be deposited within one (1) Business Day into one or more Blocked Accounts or Depository Accounts under Agent’s control, as designated by Agent, provided, however, with respect to GeneDx Collateral proceeds, so long as the GeneDx Receivables are not included in computing the Formula Amount and so long as no Default or Event of Default shall have occurred and be continuing, such GeneDx Collateral proceeds need not be deposited into a Blocked Account or a Depository Account.  All Medicare and Medicaid Payments shall, so long as they remain on deposit in deposit accounts that are not Blocked Accounts or Depository Accounts, be owned by and under the control of such Borrower.

4.              Amendment to Section 4.15(h) of the Loan Agreement.  As of the Fourteenth Amendment Date, Section 4.15(h) of the Loan Agreement (Establishment of a Lockbox Account, Dominion Account) is hereby amended by inserting as new material at the end of such Section, the following:

Notwithstanding anything contained herein to the contrary, all Medicare and Medicaid Payments shall be initially deposited into deposit accounts owned by and under the control of such Borrower before being deposited into a Blocked Account or Depository Account.

5.              Amendment to Section 9.2 of the Loan Agreement.  As of the Fourteenth Amendment Date, Section 9.2 of the Loan Agreement (Schedules) is hereby deleted in its entirety and replaced with the following:

9.2                          Schedules.  Deliver to Agent (i) on or before the fifteenth (15th) day of each month as and for the prior month (a) accounts receivable ageing (and if requested by Agent, such report shall be inclusive of reconciliations to the general ledger and such report shall be delivered to Agent within thirty (30) days after such request), (b) a report of sales and collections since the prior such report, (c) accounts payable schedules (and if requested by Agent, such report shall be inclusive of reconciliations to the general ledger and such report shall be delivered to Agent within thirty (30) days after such request), and (d) a Borrowing Base Certificate in form and substance satisfactory to Agent (which shall be calculated as of the last day of the prior month and shall not be binding upon Agent or restrictive of Agent’s rights under this Agreement).  In addition, each Borrower will deliver to Agent at such intervals as Agent may require: (i) confirmatory assignment schedules; (ii) copies of Customer’s invoices; (iii) evidence of shipment or delivery; and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including trial balances and test verifications.  Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder.  The items to be provided under this Section are to be in form satisfactory to Agent and executed by each Borrower and delivered to Agent from time to time solely for Agent’s convenience in maintaining records of the Collateral, and any Borrower’s failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the Collateral.

6.              Amendment to Article X Article X of the Loan Agreement (Events of Default) is hereby amended by inserting, as new material, the following section and moving inserting the word “or” at the end of Section 10.19:

10.20 Sweep of Medicare and Medicaid Payments.  Failure by any Borrower to cause all funds each Government Payment Account to be deposited within one Business Day into a Blocked Account or a Depository Account as designated by Agent.

7.              Amendment to Section 11.1 of the Loan Agreement.  As of the Fourteenth Amendment Date, Section 11.1 (Rights and Remedies) is hereby amended by inserting, as new material after subsection (b) thereof, the following:

(c) Agent may seek a court order directing all Medicare and Medicaid Payments be made to a Depository Account.  Borrowers hereby waive and an all defenses and counterclaims they may have or could impose in any action or procedure brought by Agent to obtain an order of a court recognizing the assignment of, Lien of the Agent in and to any Collateral, whether or not payable by a Medicare or Medicaid account debtor.

8.              Amendment to Section 11.3 of the Loan Agreement.  As of the Fourteenth Amendment Date, Section 11.3 (Setoff) is hereby amended by inserting, as new material at the end of such Section, the following:

Notwithstanding anything contained herein to the contrary, Agent and Lenders hereby waive any right of set-off in any deposit account into which any of the Medicare and Medicaid Payments are, in the first instance, deposited (such waiver of setoff to be effective until such Medicare and Medicaid Payments are subsequently deposited into a Blocked Account or Depository Account under the control of Agent).

9.              Amendment to Sections 13.1 and 13.2 of the Loan Agreement.  Effective as of the Fourteenth amendment Date, Section 13.1 (“Term”) and Section 13.2 (Termination by Borrowers) of the Loan Agreement are hereby deleted and replaced with the following:

13.1                        Term.  This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until October 31, 2020 (the “Term”) unless sooner terminated as herein provided.

13.2                        Termination by Borrowers.  Borrowers may terminate this Agreement at any time upon not less than sixty (60) days’ prior written notice and payment in full of the Obligations.  In the event the Obligations are prepaid in full prior to the last day of the Term (the date of such prepayment hereinafter referred to as the “Early Termination Date”), Borrower shall pay to Agent for the benefit of Lenders an early termination fee in an amount equal to:

(a)                                 if the Early Termination Date occurs on or after the Fourteenth Amendment Date, but before October 31, 2016, three-eighths of one percent (0.375%) of the total of the Maximum Revolving Advance Amount;

(b)                                 if the Early Termination Date occurs on or after October 31, 2016, but before October 31, 2017, one-quarter of one percent (0.25%) of the total of the Maximum Revolving Advance Amount;

(c)                                  if the Early Termination Date occurs on or after October 31, 2017, but before October 31, 2018, one-eighth of one percent (0.125%) of the total of the Maximum Revolving Advance Amount; or

(d)                                 if the Early Termination Date occurs on or after October 31, 2018, zero percent (0%),

provided also, however, in the event that this Agreement is terminated as a result of Borrowers’ entering into a refinancing transaction with the corporate banking division of PNC, then the requirement to pay the early termination fee shall be waived upon the closing of such refinancing.

10.       Amendment and Replacement of Certain Schedules to the Loan Agreement.  Schedules 4.5 (Equipment and Inventory Locations), 4.15(c) (Location of Executive Offices), Schedule 4.15(h) (Deposit Accounts and Investment Accounts), 4.19 (Real Property), 5.2(a) (Dates of Qualification and Organizational Numbers), 5.2(b) (Subsidiaries), 5.6 (Prior Names; Acquisitions), 5.7 (Environmental Matters), 5.8(b) (Litigation), 5.8(d) (Plans), 5.9 (Intellectual Property), 5.10 (License and Permits; Source Code Escrow Agreements) and 5.14 (Labor Disputes) are hereby amended and restated as set forth on the restated schedules which are attached to this Exhibit A and hereby made a part of this Fourteenth Amendment and the Loan Agreement.

C.                                    Conditions to Effectiveness of Amendments.  Bank’s willingness to agree to the amendments set forth in this Exhibit A and the continuing effectiveness of such amendments are subject to the satisfaction of the following conditions:

1.                                      Execution by all parties and/or delivery to Bank of the following:

(a)                                 this Amendment (and the annexed Consent), in form and substance acceptable to Bank;

(b)                                 a Thirteenth Amended and Restated Secured Revolving Loan Note in the amount of One Hundred Twenty Million Dollars ($120,000,000.00) executed by Borrowers;

(c)                                  an enabling resolution on behalf of each of the Borrowers and Guarantors, in form and substance satisfactory to Bank.

2.                                      Bank shall have received an executed legal opinion of the Borrowers’ and the Guarantors’ counsel, which shall cover such matters incident to the transactions contemplated by this Amendment and related agreements as Bank may reasonably require and each of the Borrowers and Guarantors hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders.

3.                                      Payment by Borrowers of an amendment and extension fee of One Hundred Twenty Thousand Dollars ($120,000.00), which fee shall be deemed fully earned and non-refundable upon the execution of this Amendment by Borrowers and which may be paid by Bank’s making a Revolving Loan in the amount of such fee and retaining the proceeds in satisfaction of same.

4.                                      Bank shall be in receipt of copies of any amendments to each of the Borrowers’ and Guarantors’ organizational documents previously furnished to the Bank that were executed and/or delivered after February 3, 2014 or confirmation that the Borrowers’ and Guarantors’ organizational documents have not been modified, amended or restated and remain in full force and effect.

5.                                      Bank shall be in receipt of good standing searches of each of the Borrowers and Guarantors in their jurisdictions of organization and each applicable jurisdiction where the conduct of each of the Borrowers’ and Guarantors’ business activities or the ownership of their properties necessitates qualification, issued by the Secretary of State or other appropriate official of each such jurisdiction.

6.                                      Bank shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Amendment and Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary.

7.                                      Such other documents, agreements and instruments as Bank shall reasonably require.

D.                                    Additional Conditions Subsequent.  The Borrowers shall furnish to the Bank the following, no later than July 6, 2015, which documents shall be in form and substance satisfactory to Bank:

1.              Bank shall be in receipt of UCC, federal tax lien, state tax lien, judgment, bankruptcy and pending suit searches for each of the Borrowers and Guarantors in their respective jurisdiction of formation and in each jurisdiction where they are authorized to do business.

2.              Bank shall be in receipt of franchise tax searches (or equivalent status) of each of the Borrowers and Guarantors in their jurisdictions of organization and each applicable jurisdiction where the conduct of each of the Borrowers and Guarantors business activities or the ownership of their properties necessitates qualification, as evidenced by franchise tax searches (or the equivalent thereof issued by any applicable jurisdiction) issued by the Secretary of State or other appropriate official of each such jurisdiction.

3.              Bank shall have entered into deposit account control agreements with applicable financial institutions with respect to such deposit accounts, as determined by Bank, maintained by the Borrowers and Guarantors at such financial institutions.

4.              Bank shall have received collateral access or lien waiver agreements with respect to all locations or places at which the Borrowers and Guarantors Inventory, equipment and books and records are located, as required by Bank.

5.              Bank shall have received evidence that adequate insurance, including without limitation, casualty and liability insurance, required to be maintained under the Loan Agreement and Other Documents are in full force and effect, (ii) insurance certificates issued by the Borrowers’ and the Guarantors’ insurance broker(s) containing such information regarding each of the Borrowers’ and the Guarantors’ casualty and liability insurance policies as Bank shall request and naming Bank as an additional insured and lenders loss payee, as applicable, and (iii) loss payable endorsements issued by each of the Borrowers’ and the Guarantors’ insurer(s) naming Bank as lenders loss payee.

6.              Reimbursement by Borrowers of the fees and expenses of Bank’s counsel, whether incurred in connection with this Amendment or in conjunction with the continuing commercial lending relationship between Bank and Borrowers, which fees and expense may be paid by Bank making a Revolving Loan, from time to time, in the amount of such fees and expenses and retaining the proceeds in satisfaction of same.

Failure to furnish any of the deliverables set forth in this Part D as aforesaid shall, at Bank’s option, constitute an Event of Default; provided, however, if Borrowers and the Guarantors, as applicable, have not secured all required deposit account control agreements and/or all collateral access or lien waiver agreements, as set forth in items 3 and 4 above of this Part D by July 6, 2015, and have demonstrated to the reasonable satisfaction of Bank, they have used commercially reasonable efforts in attempting to do so, such failure to deliver such documents to Bank shall not constitute an Event of Default.

[End of Exhibit A]

CONSENT BY GUARANTORS

The undersigned Guarantors consent to the provisions of the foregoing Amendment (the “Amendment”) and all prior amendments and confirms and agrees that:

(a)                                 CareEvolve.com Inc.’s obligations under its:  (i) Continuing Unlimited Corporate Guaranty dated as of September 30, 2004, (ii) Amended and Restated Continuing Unlimited Corporate Guaranty dated as of October 31, 2006, and (iii) Guarantor’s Security Agreement dated as of September 30, 2004 (collectively, the “Care Evolve Guaranty Documents”), relating to the Obligations, shall be unimpaired by the Amendment; and

(b)                                 Genome Diagnostics Ltd.’s and BRLI-Genpath Diagnostics, Inc.’s obligations under their respective Continuing Unlimited Corporate Guaranties each dated as of October 31, 2011 (collectively the “Genome and Genpath Guaranty Documents”) relating to the Obligations, shall be unimpaired by the Amendment; and

(c)                                  Florida Clinical Laboratory, Inc.’s and Meridian Clinical Laboratory Corp.’s obligations under their respective Continuing Unlimited Corporate Guaranties each dated as of June 7, 2013 (collectively the “FCL and MCL Guaranty Documents” and together with the Care Evolve Guaranty Documents and the Genome and Genpath Guaranty Documents, the “Guaranty Documents”), relating to the Obligations, shall be unimpaired by the Amendment; and each Guarantor has no defenses, set offs, counterclaims, discounts or charges of any kind against the Bank, its officers, directors, employees, agents or attorneys with respect to their respective Guaranty Documents; and

(d)                                 all of the terms, conditions and covenants in the Guaranty Documents remain unaltered and in full force and effect and are hereby ratified and confirmed and apply to the Obligations, as modified by the Amendment.

Each Guarantor certifies that all representations and warranties made in the Guaranty Documents to which such Guarantor is a party are true and correct.

Each Guarantor hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by such Guarantor or third parties (if applicable), shall continue unimpaired and in full force and effect, shall cover and secure all of such Guarantor’s existing and future Obligations to the Bank, as modified by this Amendment.

Each Guarantor ratifies and confirms the waiver of jury trial provisions contained in the Guaranty Documents to which each such Guarantor is a party.

[Signature Page Follows]

WITNESS the due execution of this Consent as a document under seal as of the date of this Amendment, intending to be legally bound hereby.

ATTEST:			CareEvolve.com, Inc.

By:	/S/ Nicholas Papazicos	By:	/S/ Marc D. Grodman
Name:	Nicholas Papazicos		Name:	MARC D. GRODMAN (SEAL)
Title:	Secretary		Title:	President

ATTEST:			Genome Diagnostics, Ltd.

By:	/S/ Nicholas Papazicos	By:	/S/ Marc D. Grodman
Name:	Nicholas Papazicos		Name:	MARC D. GRODMAN (SEAL)
Title:	Secretary		Title:	President

ATTEST:			BRLI- Genpath Diagnostics, Inc.

By:	/S/ Nicholas Papazicos	By:	/S/ Marc D. Grodman
Name:	Nicholas Papazicos		Name:	MARC D. GRODMAN (SEAL)
Title:	Secretary		Title:	President

ATTEST:			Florida Clinical Laboratory, Inc.

By:	/S/ Nicholas Papazicos	By:	/S/ Marc D. Grodman
Name:	Nicholas Papazicos		Name:	MARC D. GRODMAN (SEAL)
Title:	Secretary		Title:	President

ATTEST:			Meridian Clinical Laboratory Corp.

By:	/S/ Nicholas Papazicos		By:	/S/ Marc D. Grodman
Name:	Nicholas Papazicos		Name:	MARC D. GRODMAN (SEAL)
Title:	Secretary		Title:	President